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                          NORRIS COMMUNICATIONS CORP.

                                  EXHIBIT 4.12


            FORM OF WARRANT AGREEMENT FOR AN AGGREGATE OF $3,805,900
                       ISSUED TO A TOTAL OF 12 INVESTORS
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         THIS WARRANT AND THE SHARES OF COMMON STOCK OF NORRIS COMMUNICATIONS
CORP. ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT NOR ANY INTEREST IN THIS WARRANT NOR ANY INTEREST IN THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

         IN ADDITION, THIS WARRANT IS SUBJECT TO RESTRICTIONS ON SALE, ASSIGNMENT, CONVEYANCE, PLEDGE, HYPOTHECATION, GRANT OF SECURITY INTEREST, ENCUMBRANCE, GIFT OR ANY OTHER MANNER OF DISPOSITION OR TRANSFER, WHETHER VOLUNTARILY OR BY OPERATION OF LAW, AS SET FORTH IN THE INVESTOR UNIT PURCHASE AGREEMENT, DATED AS OF ________, 1996, BY AND BETWEEN __________ AND NORRIS COMMUNICATIONS CORP., A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF NORRIS COMMUNICATIONS CORP.


                              COMMON STOCK WARRANT

                               to Purchase Shares

                                       of

                          Common Stock (no par value)

                                       of

                          NORRIS COMMUNICATIONS CORP.

         This certifies that, for value received, $__________ (the "Face Amount"), _______________ and any subsequent transferee pursuant to the terms of this Warrant (each, a "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Norris Communications Corp., a corporation organized under the laws of the Yukon Territory, Canada (the "Issuer"), at any time or from time to time on or after the date hereof and on or before _____________, 1999, or as may be extended pursuant to Section 3(b) hereof (the "Expiration Date"), that number of fully paid, validly issued and nonassessable shares of the Issuer's common stock, no par value (the "Common Stock") as calculated pursuant to Section 2 hereof



                                  Exhibit 4.12
and as otherwise may be adjusted pursuant hereto (such shares of Common Stock and other securities issued and issuable upon exercise of this Warrant are hereinafter referred to as the "Warrant Shares").


         Section 1. Definitions. Except as otherwise specified herein, capitalized terms used herein shall have the meanings assigned to them in the Investor Unit Purchase Agreement dated as of ________, 1996 between the Holder and the Issuer (the "Investor Unit Purchase Agreement").

         Section 2. Exercise of Warrant.

                 (a) Subject to the provisions hereof, this Warrant may be exercised, in whole or in part, but not as to a fractional share, at any time or from time to time on or after the date hereof and on or before the Expiration Date, as may be extended pursuant to Section 3(b), by presentation and surrender hereof to the Issuer at the address which, in accordance with the provisions of Section 11 hereof, is then effective for notices to the Issuer, together with the Election to Purchase Form, attached hereto as Schedule One, duly executed and indicating the amount (up to the Face Amount) to be used to purchase the Warrant Shares. At any given time, the number of Warrant Shares to which the Holder shall be entitled shall be determined by dividing the Face Amount, reduced appropriately for any partial exercise hereof, by the Exercise Price (hereinafter defined). As a result, the number of shares which the Holder will receive at any given time will fluctuate depending on the Exercise Price at the time of such exercise. If this Warrant should be exercised in part only, the Issuer shall, upon surrender of this Warrant for cancellation, execute and deliver a new warrant evidencing the rights of the Holder hereof to use the balance of the Face Amount to purchase Warrant Shares purchasable hereunder. The Issuer shall maintain at its principal place of business a register for the registration of this Warrant and registration of transfer for this Warrant.

                 (b) Prior to the delivery of any Warrant Shares, the Issuer shall comply with all Federal and state laws and regulations thereunder, including but limited to Regulation D requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority; provided, however, the Issuer shall have no obligation to register the Warrant Shares beyond its obligation set forth in that certain Registration Rights Agreement dated as of ___________, 1996 between the Holder and the Issuer.

                 (c) All Warrant Shares, when issued upon exercise of this Warrant or any new warrant issued in replacement hereof, shall be duly authorized, validly issued, fully paid and nonassessable, and the Holder will have full legal and equitable title thereto, free and clear of all liens, encumbrances, claims and rights of others created by or through the Issuer.

                 (d) Unless the Warrant Shares have been registered under the Act, upon any exercise of all or any part of this Warrant, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:





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                 The shares of common stock represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state, and neither the shares represented hereby nor any interest in the shares represented hereby may be sold, offered for sale, pledged or otherwise disposed of except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration thereunder and under applicable state law, the availability of which must be established to the satisfaction of the Issuer.

                 (e) This Warrant may not be exercised to any extent by anyone after the Expiration Date as adjusted pursuant to Section 3(b) hereof.

         Section 3. Reservation of Shares: Preservation of Rights of Holder.

                 (a) The Issuer acknowledges and agrees that currently it does not have sufficient authorized but unissued shares of Common Stock to assure an adequate reserve of shares of Common Stock to enable the exercise of all Warrants or other instruments exercisable, convertible or exchangeable into shares of Common Stock ("Other Convertible Instruments") (including the $3,000,000 aggregate principal amount of seven percent (7%) Convertible Notes due March 25, 1999), which were granted or purchased but have not yet been exercised, converted or exchanged to be exercised, converted or exchanged at every conceivable Exercise Price. Following the Initial Closing, the Issuer shall use its best efforts to promptly notice and hold a stockholders' meeting and agrees that in no event shall such meeting take place after July 31, 1996 to obtain stockholder approval (i) to increase the number of authorized but unissued shares of Common Stock from 30,000,000 shares to at least 60,000,000 shares and (ii) for such other matters as set forth in the Issuer's 1996 Proxy Statement as previously delivered to the Holder (the "Draft Proxy") with no material changes requiring a vote of the stockholders of the Issuer. Notwithstanding the foregoing, any change in the presentation of the 1996 Proxy Statement whereby separate votes of stockholders are required with respect to matters already included with other matters presented for stockholder vote in the Draft Proxy shall not be deemed a material change. The Issuer agrees to execute and deliver such documents or instruments to the stockholders of the Issuer as the Holder or Placement Agent reasonably shall request to effect the provisions of this Section 3.

                 (b) After the Final Closing, the Issuer shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient so that the Maximum Coverage Price (hereinafter defined) shall be equal to or less than the Final Coverage Price (hereinafter defined). If at any time after the Final Closing, the number of authorized but unissued shares of Common Stock shall not be sufficient to allow all Warrants and Other Convertible Instruments which were purchased or granted but not exercised, converted or exchanged to be exercised, converted or exchanged, or if at any time the Maximum Coverage Price shall be greater than the Final Coverage Price (the "Final Coverage Test"), the Issuer immediately shall notify all holders of Warrants and immediately take such corporate action as may be necessary or appropriate to





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increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purpose, including without limitation, engaging in best efforts to obtain requisite stockholder approval. If the Issuer is unable to obtain the requisite stockholder approval to increase its authorized but unissued shares of Common Stock, then so long thereafter as there are not sufficient authorized but unissued shares of Common Stock to allow this Warrant to be exercised, (1) the Holder of any such Warrant shall be deemed to have suspended his, her or its exercise notice with respect to any shares of Common Stock which cannot legally be issued and the Issuer's obligation to convert the remaining Warrants shall not be deemed to have been satisfied and (2) the Expiration Date of any and all such Warrants shall be extended by the period of time during which such issuances are prohibited. As soon as sufficient authorized, but unissued shares become available for issuance to allow this Warrant to be exercised, the Issuer promptly shall notify each Holder and, at that time, the Holder may elect whether or not to renew the exercise notice. If the Holder elects to renew the exercise notice, the Exercise Price shall be the lower of the Exercise Price which would have been applicable had the Holder been able to exercise his, her or its Warrants on the date the notice of exercise originally was delivered or the then currently applicable Exercise Price.

                 (c) (1) The term "Maximum Coverage Price" as of a particular date shall mean the price of a Share of Common Stock which is required so that if all outstanding securities exercisable, convertible or exchangeable for Shares of Common Stock were exercised, converted or exchanged for shares of Common Stock (including but not limited to securities issued on the date in question and the $3,000,000 aggregate principal amount of Convertible Notes due March 25, 1999), the number of Shares of Common Stock into which securities would be exercisable, convertible or exchangeable would equal the total authorized but unissued shares of Common Stock and (2) The term "Final Coverage Price" at a particular time shall mean the lower of $0.657 or one-third of the average Closing Bid Price for the publicly traded shares of Common Stock for the five (5) preceding trading days.

                 (d) The Warrant surrendered upon exercise shall be canceled by the Issuer. After the Expiration Date, no shares of Common Stock shall be subject to reservation in respect of this Warrant. The Issuer further agrees (i) that it will not, by amendment of its Articles of Continuance or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observation or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Issuer, (ii) promptly to take all action as may from time to time be required in order to permit the Holder to exercise this Warrant and the Issuer duly and effectively to issue the Warrant Shares or other securities as provided herein upon the exercise hereof and (iii) promptly to take all action required or provided for herein to protect the rights of the Holder granted hereunder against dilution. Without limiting the generality of the foregoing, should the Warrant Shares at any time consist in whole or in part of shares of capital stock having a par value, the Issuer agrees that before taking any action which would cause an adjustment of the Exercise Price so that the same would be less than the then par value of such Warrant Shares, the Issuer shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of such Common Stock at the Exercise Price as so adjusted. The Issuer further agrees that it will not establish a par





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value for its Common Stock while this Warrant is outstanding in an amount greater than the Exercise Price.

         Section 4. Exercise Price; Additional Discount.

                 (a) The number of Warrant Shares to which the Holder shall be entitled to receive pursuant to this Warrant at any given time shall be determined by dividing the Face Amount of the Warrant, reduced appropriately for any partial exercise thereof, by the Exercise Price (hereinafter defined). With respect to the purchase of Warrants pursuant to the Initial Closing (as defined in the investor Unit Purchase Agreement), if the Escrow Agent receives the Subscription Package on or before June 4, 1996, the Exercise Price for such Warrants shall be the least of (i) $1.00, (ii) the average Closing Bid Price (hereinafter defined) for the publicly traded shares of Common Stock during the five (5) trading days immediately preceding the Initial Closing and (iii) thirty percent (30%) less than the average Closing Bid Price for the publicly traded shares of Common Stock during the five (5) trading days immediately preceding the day such Warrant is exercised. With respect to the purchase of Warrants pursuant to the Initial Closing, if the Escrow Agent receives the Subscription Package after June 4, 1996, the Exercise Price for such Warrants shall be the lesser of (ii) and (iii) as described in this Section 4(a).

                 (b) With respect to the purchase of Warrants pursuant to a subsequent Closing, if the Escrow Agent receives the Subscription Package on or before June 4, 1996, the Exercise Price shall be the least of (i) $1.00,
(ii) the average Closing Bid Price for the publicly traded shares of Common Stock during the five (5) trading days immediately preceding the Initial Closing, (iii) the average Closing Bid Price for the publicly traded shares of Common Stock during the five (5) trading days immediately preceding such subsequent Closing and (iv) thirty percent (30%) less than the average Closing Bid Price for the publicly traded shares of Common Stock during the five (5) trading days immediately preceding the day of exercise. With respect to the purchase of Warrants pursuant to a subsequent Closing, if the Escrow Agent receives the Subscription Package after June 4, 1996, the Exercise Price for the Warrants shall be the least of (iii) and (iv) as described above in this
Section 4(b).

                 (c) In addition, so long as the Holder retains any exercise rights pursuant to this Warrant or any warrant issued in replacement hereof, the applicable Exercise Price shall be discounted an additional amount equal to seven percent (7%) per annum (prorated for other periods), annualized from the date hereof until the date of exercise of the Warrant. No fractional shares shall be issued and the number of shares issuable shall be rounded to the nearest whole share.

                 (d) For purposes of this Warrant, the closing bid price of the Common Stock on any given day (the "Closing Bid Price") shall be either
(i) the reported Closing Price (last sale price) of the Common Stock on the principal stock exchange on which the Common Stock is listed, (ii) if the Common Stock is not listed on a stock exchange, the reported Closing Price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or (iii) if the Common Stock is not listed on a stock





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exchange and sale prices of the Common Stock are not reported on an automated quotation system, the mean of the final bid and asked prices for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted bid quotations for the Common Stock on at least five of the ten preceding trading days. If none of the foregoing provisions are applicable, the Closing Bid Price of the Common Stock on any given day shall be the fair market value of the Common Stock on that day as determined by a member of the New York Stock Exchange, Inc., selected by the Board of Directors of the Issuer and approved by Placement Agent. The term "trading day" means (i) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (ii) if the Common Stock is not listed on a stock exchange but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported or (iii) if the foregoing provisions are inapplicable, a day on which quotations are reported by the National Quotation Bureau Incorporated.

                 (e) In the event that during any period of consecutive trading days provided for above, the Issuer shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the Exercise Price shall be decreased or increased proportionately, as appropriate, to give effect to such event.

         Section 5. Exchange, Transfer, Assignment or Loss of Warrant.

                 (a) Any attempted transfer of this Warrant or any new warrant not in accordance with this Section shall be null and void, and the Issuer shall not in any way be required to give effect to such transfer. No transfer of this Warrant shall be effective for any purpose hereunder until (i) written notice of such transfer and of the name and address of the transferee has been received by the Issuer, (ii) the transferee shall first agree in a writing deposited with the Secretary of the Issuer to be bound by all the provisions of this Warrant and (iii) in the opinion of the Issuer's counsel (such counsel's fees to be paid by the Issuer), all requirements of applicable state securities laws and any requirement to register such transfer under the Act have been complied with. Upon surrender of this Warrant to the Issuer by any transferee authorized under the provisions of this Section 5, and subject to the terms and conditions of the Act, the Issuer shall, without charge, execute and deliver a new warrant registered in the name of such transferee at the address specified by such transferee, and this Warrant promptly shall be canceled. The Issuer may deem and treat the registered holder of any warrant as the absolute owner thereof for all purposes, and the Issuer shall not be affected by any notice to the contrary. Any Warrant, if presented by an authorized transferee, may be exercised by such transferee without prior delivery of a new warrant issued in the name of the transferee.

                 (b) Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of





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this Warrant, if mutilated, the Issuer shall execute and deliver a new warrant of like tenor and date. Any such new warrant executed and delivered shall constitute a separate contractual obligation on the part of the Issuer, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         Section 6. Rights of the Holder. Neither a Holder nor his transferee by devise or the laws of descent and distribution or otherwise shall be, or have any rights or privileges of, a shareholder of the Issuer with respect to any Warrant Shares, unless and until certificates representing such Warrant Shares shall have been issued and delivered thereto.

         Section 7. Adjustments in Exercise Price and Warrant Shares. The Exercise Price and the amount of Warrant Shares exercisable hereunder shall be subject to further adjustment from time to time as provided in this Section 7.

                 (a) If the Issuer is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

                 (b) If the Issuer declares a dividend on Common Stock, or makes a distribution to holders of Common Stock, and such dividend or distribution is payable or made in Common Stock or securities convertible into or exchangeable for Common Stock, or rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend or distribution, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

                 (c) If the Issuer declares a dividend on Common Stock (other than a dividend described in subsection (b) above) or distributes to holders of its Common Stock, other than as part of a dissolution or liquidation or the winding up of its affairs, any shares of its stock, any evidence of indebtedness or any cash or other of its assets (other than Common Stock or securities convertible into or exchangeable for Common Stock), the Holder shall receive notice of such event as set forth in Section 9 below.

                 (d) In case of any consolidation of the Issuer with, or merger of the Issuer into, any other corporation (other than a consolidation or merger in which the Issuer is the





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continuing corporation and in which no change occurs in its outstanding Common
Stock), or in case of any sale or transfer of all or substantially all of the assets of the Issuer, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Issuer, except where the Issuer is the surviving entity and no change occurs in its outstanding Common Stock), the corporation formed by such consolidation or the corporation resulting from such merger or the corporation which shall have acquired such assets or securities of the Issuer, as the case may be, shall execute and deliver to the Holder simultaneously therewith a new warrant on the same terms and conditions as this Warrant, including but not limited to the determination of the Exercise Price as set forth in Section 4 hereof and in all other respects satisfactory in form and substance to the Holder, together with such other documents as the Holder may reasonably request, entitling the Holder thereof to receive upon exercise of such warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or exchange of securities, or upon the dissolution following such sale or other transfer, by a holder of the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such consolidation, merger, sale, transfer, or exchange, provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such new warrant shall contain the same terms and conditions as this Warrant and shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions of this paragraph (d) shall similarly apply to successive consolidations, mergers, exchanges, sales or other transfers covered hereby.

                 (e) If the Issuer shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall, upon exercise of this Warrant have the right to receive, in lieu of the shares of Common Stock that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant for the shares of Common Stock receivable upon exercise of this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Issuer shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall obtain receipt of the Exercise Price by deducting an amount equal to the Exercise Price for the shares of Common Stock receivable upon exercise of this Warrant from the amount payable to the Holder. For purposes





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of this paragraph, the sale of all or substantially all of the assets of the
Issuer and distribution of the proceeds thereof to the Issuer's shareholders shall be deemed a liquidation.

                 (f) If an event occurs which is similar in nature to the events described in this Section 7, but is not expressly covered hereby, the Board of Directors of the Issuer shall make or arrange for a equitable adjustment to the number of Warrant Shares and the Exercise Price.

                 (g) The term "Common Stock" shall mean the Common Stock, no par value, of the Issuer as the same exists on the date hereof or as such stock may be constituted from time to time, except that for the purpose of this
Section 7, the term "Common Stock" shall include any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer.

                 (h) The Issuer shall retain a firm of independent public accountants of recognized standing (who may be any such firm regularly employed by the Issuer) to make any computation required under this Section 7, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 7.

                 (i) Whenever the number of Warrant Shares or the Exercise Price shall be adjusted as required by the provisions of this Section 7, the Issuer forthwith shall file in the custody of its secretary or an assistant secretary, at its principal office, and furnish to each Holder hereof, a certificate prepared in accordance with paragraph (h) above, showing the adjusted number of Warrant Shares and the Exercise Price and setting forth in reasonable detail the circumstances requiring the adjustment.

                 (j) Notwithstanding any other provision, this Warrant shall be binding upon and inure to the benefit of any successor or successors of the Issuer.

                 (k) No adjustment in the Exercise Price in accordance with the provisions of this Section 7 need be made if such adjustment would amount to a change in such Exercise Price of less than $.01; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this paragraph (k) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price and/or in connection with the exercise of this Warrant.

                 (l) If an adjustment is made pursuant to this Section 7 and the event to which the adjustment relates does not occur, then any adjustments made in accordance with this Section 7 shall be readjusted such that the Exercise Price and the number of Warrant Shares which would be in effect had the earlier adjustment not been made.

         Section 8. Taxes on Issue or Transfer of Common Stock and Warrant.
The Issuer shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares or other securities issuable upon the exercise of this Warrant. The Issuer shall not be required to pay any tax which may be payable





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in respect of any transfer of this Warrant or in respect of any transfers involved in the issue or delivery of shares or the exercise of this Warrant in a name other than that of the Holder and the person requesting such transfer, issue or delivery shall be responsible for the payment of any such tax (and the Issuer shall not be required to issue or deliver said shares until such tax has been paid or provided for).

         Section 9. Notice of Adjustment. So long as this Warrant shall be outstanding, (a) if the Issuer shall propose to pay any dividends or make any distribution upon the Common Stock, (b) if the Issuer shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any other similar rights or (c) if there shall be any proposed capital reorganization of the Issuer in which the Issuer is not the surviving entity, recapitalization of the capital stock of the Issuer, consolidation or merger of the Issuer with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Issuer, or voluntary or involuntary dissolution, liquidation or winding up of the Issuer, or (d) if the Issuer shall give to its stockholders any notice, report or other communication respecting any significant or special action or event, then in such event, the Issuer shall give to the Holder, at least thirty days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty days is not reasonably possible), a notice containing a description of the proposed action or event and stating the date on which a record of the Issuer's stockholders is to be taken for any of the foregoing purposes, and the date or expected date on which any such dividend, distribution, subscription, reclassification, reorganization, consolidation, combination, merger, conveyance, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

         Section 10. Registration of Rights. This Agreement is subject to, and the terms and conditions of that certain Registration Rights Agreement dated ______________, 1996, between the Holder and the Issuer such terms and conditions are incorporated herein as if fully set forth herein.

         Section 11. Notices. All notices or communications required or permitted hereunder shall be in writing, and shall be deemed effectively given upon personal delivery, on the first business day following mail by overnight courier or on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and the Holder at the addresses set forth below:

                                         [Name and Notice Information of Holder]





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
         Norris Communications Corporation
         12725 Stowe Drive
         Poway, California 92064
         Attention: R. Gordon Root
         Telephone: (619) 679-1504
         Telecopy: (619) 486-3922

or at such other address as the Holder or the Issuer shall have specified to the other in writing.

         Section 12. Governing Law. This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of California.

         Section 13. Survival. This Warrant and the rights and obligations of the Issuer and the Holder hereunder shall not be terminated by any of the following events: (a) merger, reorganization or consolidation of the Issuer,
(b) transfer of all or substantially all of the assets of the Issuer or (c) the voluntary or involuntary dissolution of the Issuer. In the event of any such merger, reorganization, consolidation or transfer of assets, the surviving or resulting corporation or transferee of the assets shall be bound by and shall have the benefit of, the provisions of this Warrant, and the Issuer shall take all actions necessary to ensure that such corporation or transferee is bound by the provisions of this Warrant, including but not limited to ensuring that the corporation or transferee expressly shall assume, by supplemental agreement satisfactory in substance to the Holder and executed and delivered to the Issuer, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed or observed by the Issuer.

    Dated:                 , 1996
           ----------------

                                       NORRIS COMMUNICATIONS CORP.


                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------

ATTEST:

- ------------------------
     Secretary





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
                                                                    Schedule One
                              ELECTION TO PURCHASE


The undersigned hereby irrevocably elects to exercise this Warrant and to use $_________ towards the purchase of shares of Norris Communications Corp. Common Stock issuable upon the exercise of this Warrant, and requests that certificates for such shares shall be issued in the name of

                                     (Name)
- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------
                                   (Address)


- --------------------------------------------------------------------------------
                (United States Social Security or other taxpayer
                       identifying number, if applicable)


and, if different from the above, be delivered to:


- --------------------------------------------------------------------------------
                                     (Name)



- --------------------------------------------------------------------------------
                                   (Address)

and, if the dollar amount set forth above is less than the Face Amount, as adjusted for any partial exercise hereof, a warrant to purchase Shares of Common Stock of Norris Communications Corp. shall be issued in the remaining Face Amount, and be registered in the name of, and delivered to, the undersigned at the address stated below.


Date:____________________, 199__.

Name of Registered Owner:

- --------------------------------------------------------------------------------

Address:

- --------------------------------------------------------------------------------

Signature:

- --------------------------------------------------------------------------------



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